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                                                                    Exhibit 16.2


                               Grant Thornton LLP
                        One California Street, Suite 1100
                             San Francisco CA 94111


January 21, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     Re: American Shared Hospital Services
         File No. 0-8789


Commissioners:

        We have read the statements made by American Shared Hospital Services in
Item 4 of the Company's Form 8-K report dated January 14, 2000 and we agree with the statements therein concerning our Firm.

                                            Very truly yours,


                                            /s/ Grant Thornton LLP

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